EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Real Goods Solar, Inc. 2008 Long-Term Incentive Plan, of our report dated February 1, 2008, with respect to the consolidated financial statements of Real Goods Solar, Inc. as of December 31, 2007 and 2006 and for the years then ended included in the Company’s Registration Statement on Form S-1/A (No. 333-148215).

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

September 19, 2008

Denver, Colorado